Exhibit 99.1

OMNIBUS CREDIT AGREEMENT AMENDMENT

OMNIBUS CREDIT AGREEMENT AMENDMENT dated as of April 13, 2010 (this “Omnibus Amendment”) among (i) INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“IHHI”), WMC-SA, INC., a California corporation (“WMC-SA”), WMC-A, INC., a California corporation (“WMC-A”), CHAPMAN MEDICAL CENTER, INC., a California corporation (“Chapman”), COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (“Coastal”), PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company (“PCHI”),  and GANESHA REALTY, LLC, a California limited liability company (“Ganesha”), (ii) SPCP GROUP IV, LLC, a Delaware limited liability company (“SP 1”) and SPCP Group, LLC, a Delaware limited liability company (“SP 2” and together with SP 1, the “Lender”), as the Lender under each Credit Agreement (as defined below) and (ii) SILVER POINT FINANCE, LLC, a Delaware limited liability company (the “Lender Agent” and together with the Lender, “Silver Point”), as the Lender Agent under each Credit Agreement.

R E C I T A L S

WHEREAS, IHHI, WMC-SA, WMC-A, Chapman, Coastal (together with IHHI, WMC-SA, WMC-A and Chapman the “Borrowers”), PCHI, Ganesha and OC-PIN (together with PCHI and Ganesha, the “Credit Parties” and PCHI and OC-PIN, the “$80,000,000 Guarantors”) and the Lender are parties to that certain Credit Agreement ($80,000,000 Facility) dated as of October 9, 2007 (as amended by the certain Amendment No. 1 dated April 2, 2009 and that certain Acknowledgement, Waiver and Consent and Amendment to Credit Agreements dated April 2, 2009 and as may be further amended, supplemented or modified, the “$80,000,000 Credit Agreement”), providing, subject to the terms and conditions thereof, for loans made, and extensions of credit (by means of loans) to be made, by the Lender to the Borrowers in an aggregate principal amount equal to $80,000,000;

WHEREAS, the Borrowers and the Credit Parties (wherein PCHI and OC-PIN are guarantors and in such capacity shall hereinafter be referred to as the “$50,000,000 Guarantors”) and the Lender are parties to that certain Revolving Credit Agreement ($50,000,000 Facility) dated as of October 9, 2007 (as amended by that certain Amendment dated June 10, 2008, that certain Amendment dated June 20, 2008 and that certain Amendment No. 1 dated April 2, 2009 and that certain Acknowledgment, Waiver and Consent and Amendment to Credit Agreements dated April 2, 2009 and as may be further amended, supplemented or modified, the “50,000,000 Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans) to be made by the Lender to the Borrowers in an aggregate principal or face amount not exceeding $50,000,000;

WHEREAS,  the Borrowers and the Credit Parties (wherein PCHI and OC-PIN are guarantors and in such capacity shall hereinafter be referred to as the “$10,700,000 Guarantors” and together with the $80,000,000 Guarantors and the $50,000,000 Guarantors, the “Guarantors”) and the Lender are parties to that certain Credit Agreement ($10,700,000 Facility) dated as of October 9, 2007 (as amended by that certain Acknowledgment, Waiver and consent and Amendment to Credit Agreements dated as of April 2, 2009 and as may be further amended, supplemented or modified, the “$10,700,000 Credit Agreement” and together with the $80,000,000 Credit Agreement and the $50,000,000 Credit Agreement, the “Credit Agreements”), providing, subject to the terms and conditions thereof, for loans made by the Lender to the Borrowers in an aggregate principal of $10,700,000;

WHEREAS, one or more Events of Default (as defined in each Credit Agreement) (the “Current Events of Defaults”) under the Credit Agreements have occurred and are continuing and Borrowers have been operating under temporary forbearance with respect to such Current Events of Default;

WHEREAS, the Borrowers, Credit Parties and the Lender have agreed to amend certain provisions of the Credit Agreements as provided herein; and

WHEREAS, the Lender has agreed to waive the Existing Defaults (as defined herein) in connection with such amendments;

NOW, THEREFORE, the Borrowers, the Credit Parties and the Lender wish now to amend the Credit Agreements in certain respects, and accordingly, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS.  Except as otherwise defined in this Omnibus Amendment, terms defined in the Credit Agreements are used herein as defined therein.

SECTION 2.  AMENDMENTS TO THE $80,000,000 CREDIT AGREEMENT.  Subject to the satisfaction of the conditions precedent specified in Section 12 below, but effective as of the date hereof, the $80,000,000 Credit Agreement shall be amended as follows:

2.01.  References Generally.  References in the $80,000,000 Credit Agreement (including references to the $80,000,000 Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the $80,000,000 Credit Agreement as amended hereby.

2.02.  Definitions.  Annex A of the $80,000,000 Credit Agreement shall be amended by amending the following definitions (to the extent already included in said Annex A) and adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Annex A):

“Amendment No. 3 Effective Date” means April 13, 2010.

“A/R Financing” has the meaning assigned to such term in Section 1.17.

“A/R Lender” has the meaning assigned to such term in Section 1.17.

“Change of Control” means that any of the following have occurred:  (a) Kali P. Chaudhuri, M.D. and his Affiliates no longer beneficially own a majority of the outstanding shares (and/or securities readily convertible into or exercisable for shares) of Voting Stock on a fully diluted basis of IHHI; or (b) during any period of twelve (12) consecutive calendar months, Persons who at the beginning of such period constituted the majority of the board of directors of any Borrower or the majority of the managers of PCHI (together with any new Person whose nomination or election or appointment was approved by the required vote of the shareholders or members) cease for any reason (other than death or personal disability) to constitute a majority of the board of directors of any Borrower or the majority of the managers of PCHI; or (c) IHHI ceases to own, directly or indirectly, and control, all (100%) of the Stock of WMC-A, WMC-SA, Chapman and Coastal; or (d) Kenneth K. Westbrook ceases to be Chief Executive Officer or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal, and a replacement Chief Executive Officer acceptable to Lender in its sole discretion is not employed by the applicable Borrower within thirty (30) calendar days after the date that Kenneth K. Westbrook is no longer Chief Executive Office or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal; (e) Ganesha ceases to own, directly or indirectly, at least 49% of the membership interests of PCHI or any other Person (other than any entity the shareholders and shareholdings of which are substantially the same as the non-Ganesha shareholders and shareholdings of PCHI on the Amendment No. 3 Effective Date) and its Affiliates owns, directly or indirectly, a greater percentage of membership interests of PCHI than Ganesha; or (f) Kali P. Chaudhuri, M.D. ceases to own, directly or indirectly, a majority of the outstanding Voting Stock of Ganesha.  Notwithstanding the foregoing, a Change of Control shall not occur as a result of the exercise by Kali P. Chaudhuri, M.D., SPCP Group IV, LLC, SPCP Group, LLC or their respective Affiliates or designees or assigns of the warrants issued by IHHI to Kali P. Chaudhuri, M.D., KPC Resolution Company, LLC (so long as it is controlled by Kali P. Chaudhuri, M.D.), SPCP Group IV, LLC, and SPCP Group, LLC or their respective designees or assigns on the Amendment No. 3 Effective Date.

“$50,000,000 Revolving Credit Agreement” means that certain $50,000,000 Revolving Credit Agreement of even date herewith, executed by Borrowers, as borrowers, and Medical Provider Financial Corporation I, as Lender, as may be amended, supplemented or otherwise modified and in effect from time to time.

“Interest Rate” means the following:

(a)            With respect to the $45,000,000 Real Estate Term Loan, simple interest shall be charged at the per annum fixed rate of 14.5%.

(b)           With respect to the $35,000,000 Non-Revolving Line of Credit Loan, simple interest shall be charged at the per annum fixed rate of 14.5%.

“Lender” means (i) prior to the Amendment No. 3 Effective Date, Medical Provider Financial Corporation II, a Nevada corporation and (ii) on and after the Amendment No. 3 Effective Date, SPCP Group IV, LLC, a Delaware limited liability company and SPCP Group LLC, a Delaware limited liability company, and, in each case, if either shall decide to assign all or any portion of the Obligations, such term shall include any assignee(s) of such Lender.

“Lender Agent” means Silver Point Finance, LLC, a Delaware limited liability company, and its successors and assigns.

“New $10,700,000 Credit Agreement” has the meaning set forth in the Recitals to this Agreement, as the New $10,700,000 Credit Agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Participation Agreement” means that certain Participation Agreement dated as of April 13, 2010 among Lender, KPC Resolution Company, LLC and Silver Point Finance, LLC, as participation agent.

“Second Lien Collateral” has the meaning assigned to such term in Section 1.17.

“Stated Maturity Date” means April 13, 2013.

“Voting Stock” means, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees (as applicable) of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

2.03.           Mandatory Prepayments.  Section 1.4(b) of the $80,000,000 Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b)           Mandatory Prepayments.  Notwithstanding the foregoing, (i) immediately upon receipt by Borrowers or Credit Parties of any cash proceeds of any sale or other disposition of any Collateral, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) an appropriate reserve for income taxes; (ii) on the date of availability of any A/R Financing executed by the Borrowers as contemplated by Section 1.17, the Borrowers shall prepay the $35,00,000 Non-Revolving Line of Credit Loan and all accrued and unpaid interest and fees thereon in an aggregate amount equal to the outstanding balances thereof as of such date; and (iii) after giving effect to any prior application of funds to prepay the $10,700,000 Convertible Term Loan required on such date, immediately upon receipt by Borrowers or Credit Parties of any payment or reimbursement of enhanced federal matching funds, net of: provider fees, pledged funds due to the California Health Foundation & Trust and estimated federal and state taxes on such net funds (assuming a marginal blended tax rate of 40%) received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments), Borrowers shall prepay the $35,000,000 Non-Revolving Line of Credit Loan or any outstanding A/R Financing, as applicable, in an amount equal 65% of such payment or reimbursement up to an annual aggregate prepayment equal to $25,000,000, provided that in the case of a prepayment of any A/R Financing, commitments under such A/R Financing equal to the amount of such prepayment shall be permanently reduced and terminated (but in no event shall such commitments be required to be reduced below $10,000,000).  Any prepayment pursuant to clause (i) or (iii) of the immediately foregoing sentence shall be applied in accordance with Section 1.4(c) (Application of Prepayments); provided that no such prepayment under clause (iii) shall be applied to the $45,000,000 Real Estate Term Loan.  The following shall not be subject to mandatory prepayment under this subsection:  (1) proceeds of sales of Inventory in the ordinary course of business; (2) proceeds of collection of Accounts in the ordinary course of business (except as otherwise set forth herein); and (3) proceeds of sales of Equipment and other personal property in the ordinary course of business so long as such Equipment and other personal property is replaced (if necessary in the exercise of prudent business judgment) by Equipment and other personal property of equal or greater value or utility.”

2.04.           Interest; Payments; Principal on the Loans.  Section 1.5 of the $80,000,000 Credit Agreement is hereby amended follows:

(a)  Section 1.5(b) is hereby amended and restated to read in its entirety as follows:

“(b)           Principal on the Loans.  The Borrowers hereby unconditionally promise to pay the unpaid principal amount of the Loans on the Maturity Date.”

(b)  Section 1.5(f) is hereby amended and restated to read in its entirety as follows:

“(f)           Payment to Lender’s Account.  All payments by Borrowers to Lender hereunder shall be made to the following deposit account unless and until Lender directs otherwise:

Bankers Trust
ABA: 021-001-033
A/C Name: Global Loan Services
A/C #: 99907998
Ref: IHHI”

2.05.  A/R Facility.  Article 1 of the $80,000,000 Credit Agreement is hereby amended by adding the following new Section 1.17 immediately after the existing section 1.16:

“1.17  A/R Financing.  In the event that Borrowers obtain third party financing (“A/R Financing”) which is a borrowing base facility secured by Borrowers’ Accounts and which is in form and substance reasonably satisfactory to Lender, Lender shall promptly take such action and execute any such documents as may be reasonably requested by Borrower’s Representative and at Borrowers’ expense to grant a prior Lien to the lender under such A/R Financing (the “A/R Lender”) in respect of the Collateral described in clauses (a) (other than items of equipment which are or become Fixtures), (b) and (c) of the definition thereof and the proceeds of such Collateral (collectively, the “Second Lien Collateral”) so long as:

(i)           the Borrowers repay in full the outstanding principal balance of and any and all accrued and unpaid interest and fees on the Working Capital Facility Loan (as defined in the $50,000,000 Revolving Credit Agreement) and the $35,000,000 Non-Revolving Line of Credit Loan on the date such A/R Financing becomes effective;  and

(iii)        an intercreditor agreement reasonably acceptable to Lender is entered into between Lender and the A/R Lender, which intercreditor agreement shall become effective upon the execution of the A/R Financing.

If at any time such A/R Financing terminates, Lender shall immediately and automatically have a first lien on the Second Lien Collateral and the Borrowers shall execute any and all agreements or documents and make any and all filings as requested by Lender in order to give effect thereto.”

2.06.           Participations.  Section 9.1(b) of the $80,000,000 Credit Agreement is hereby amended by adding the following new sentence immediately after the last sentence thereof:

“The Borrowers and Credit Parties and Guarantors further consent to the voting provisions set forth in Section 3 of the Participation Agreement.”

2.07.           Voting.  Section 11.2 of the $80,000,000 Credit Agreement is hereby amended by adding the following new clause (d) immediately after existing clause (c) thereof:

“(d)            Lender Voting.  In addition to the terms set forth in the foregoing clauses (a) through (c) of this Section 11.2, if at any time there is more than one Lender hereunder, no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower or Credit Party therefrom, shall in any event be effective without the written concurrence of one or more Lenders having or holding Loans representing more than fifty percent (50%) of the aggregate outstanding principal amount of the Loans.”

2.08.           Lender Agent.  Article 11 of the $80,000,000 Credit Agreement is hereby amended by adding the provisions set forth in Exhibit A to this Omnibus Amendment as new Section 11.21 immediately following existing Section 11.20.

2.09.  Option to Extend Maturity Date.  Section 14 of the $80,000,000 Credit Agreement is hereby deleted in its entirety.

SECTION 3.  AMENDMENTS TO THE $50,000,000 CREDIT AGREEMENT.  Subject to the satisfaction of the conditions precedent specified in Section 12 below, but effective as of the date hereof, the $50,000,000 Credit Agreement shall be amended as follows:

3.01.  References Generally.  References in the $50,000,000 Credit Agreement (including references to the $50,000,000 Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the $50,000,000 Credit Agreement as amended hereby.

3.02.  Recitals.  Recital (E) of the $50,000,000 Credit Agreement is hereby amended and restated to read in its entirety as follows:

“E.           [Intentionally omitted].”

3.03.  Definitions.  Annex B of the $50,000,000 Credit Agreement shall be amended by (i) deleting the definitions “Availability”, “Borrowing Base”, “Dilution Items”, “Eligible Billed Receivable”, “Eligible Receivable”, “Eligible Unbilled Receivable”, “Facility Cap”, “Separate Borrowing Base Period”, (ii) amending and restating the following definitions (to the extent already included in said Annex A) and (iii) adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Annex B):

“ADJUSTED LIBOR RATE” means, for any Interest Rate Determination Date with respect to an Interest Period for a Loan, the greater of (A) two percent (2%) per annum and (B) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of one-sixteenth of one percent (1/16 of 1%)) (i) (a) the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by the Lender to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m.  (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by the Lender to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m.  (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date as determined by the Lender in accordance with its customary practices, by (ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement; provided that in no event shall the rate determined under clause (B) of this definition exceed five percent (5%) per annum.

“ADVANCE” means a loan pursuant to the terms of this Agreement prior to the Amendment No. 5 Effective Date.

“AFFECTED LOANS” has the meaning set forth in Section 2.16(b).

“ALTERNATE INTEREST RATE” means the greater of (i) the Prime Rate in effect on such day, and (ii) the Federal Funds Effective Rate in effect on such day plus 2%.  Any change in the Alternate Interest Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ALTERNATE RATE LOANS” means Loans bearing interest at a rate determined by reference to the Alternate Interest Rate.

“AMENDMENT NO. 5” means that certain Omnibus Credit Agreement Amendment dated as of the Amendment No. 5 Effective Date among the Borrowers, the Credit Parties and the Lender.

“AMENDMENT NO. 5 EFFECTIVE DATE” means April 13, 2010.

“APPLICABLE RESERVE REQUIREMENT” means, at any time, for any Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained by a Lender with respect thereto against “Eurocurrency Liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Loans.  A Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“A/R FINANCING” has the meaning assigned to such term in the $80,000,000 Credit Agreement.

“BORROWING DATE” means the date of the making or continuance or a Loan.

“CHANGE OF CONTROL” means that any of the following have occurred:  (a) Kali P. Chaudhuri, M.D. and his Affiliates no longer beneficially own a majority of the outstanding shares (and/or securities readily convertible into or exercisable for shares) of Voting Stock on a fully diluted basis of IHHI; or (b) during any period of twelve (12) consecutive calendar months, Persons who at the beginning of such period constituted the majority of the board of directors of any Borrower or the majority of the managers of PCHI (together with any new Person whose nomination or election or appointment was approved by the required vote of the shareholders or members) cease for any reason (other than death or personal disability) to constitute a majority of the board of directors of any Borrower or the majority of the managers of PCHI; or (c) IHHI ceases to own, directly or indirectly, and control, all (100%) of the Stock of WMC-A, WMC-SA, Chapman and Coastal; or (d) Kenneth K. Westbrook ceases to be Chief Executive Officer or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal, and a replacement Chief Executive Officer acceptable to Lender in its sole discretion is not employed by the applicable Borrower within thirty (30) calendar days after the date that Kenneth K. Westbrook is no longer Chief Executive Office or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal; (e) Ganesha ceases to own, directly or indirectly, at least 49% of the membership interests of PCHI or any other Person (other than any entity the shareholders and shareholdings of which are substantially the same as the non-Ganesha shareholders and shareholdings of PCHI on the Amendment No. 5 Effective Date) and its Affiliates owns, directly or indirectly, a greater percentage of membership interests of PCHI than Ganesha; or (f) Kali P. Chaudhuri, M.D. ceases to own, directly or indirectly, a majority of the outstanding Voting Stock of Ganesha.  Notwithstanding the foregoing, a Change of Control shall not occur as a result of the exercise by Kali P. Chaudhuri, M.D., SPCP Group IV, LLC, SPCP Group, LLC or their respective Affiliates or designees or assigns of the warrants issued by IHHI to Kali P. Chaudhuri, M.D., KPC Resolution Company, LLC (so long as it is controlled by Kali P. Chaudhuri, M.D.), SPCP Group IV, LLC, and SPCP Group, LLC or their respective designees or assigns on the Amendment No. 5 Effective Date.

“CONTINUATION NOTICE” means a Continuation Notice substantially in the form of Exhibit B to Amendment No. 5.

“$80 MILLION CREDIT AGREEMENT” means that certain Credit Agreement ($80,000,000 Facility) dated as of the date hereof by and among Borrowers, Credit Parties, Guarantors and Medical Provider Financial Corporation II, a Nevada corporation (an affiliate of Lender), pursuant to which Medical Provider Financial Corporation II (or its successors and assigns, as applicable) is providing to Borrowers for the benefit of Borrowers and the Credit Parties and the Guarantors named therein, (a) a $45,000,000 real estate term loan, and (b) a $35,000,000 non-revolving line of credit loan, as may be amended, supplemented or otherwise modified and in effect from time to time.

“EQUIPMENT LOAN FACILITY” means that certain Master Lease Agreement No. 801146 dated as of November 29, 2007 among FPC Funding, LLC, as successor to IFC Credit Corp., and Borrower, as amended from time to time.

“FEDERAL FUNDS EFFECTIVE RATE” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

“INITIAL ADVANCE” means the first, or initial, Loan funded by Lender to Borrowers on the Closing Date, the proceeds of which were be applied, in whole or in part, to pay to Lender the Previous Amount Owed.

“INTEREST PAYMENT DATE” means (i) the last day of each month commencing on the first such date to occur after the Closing Date and (ii) the last day of each Interest Period applicable to such Loan.

“INTEREST PERIOD” means an interest period of one, two or three months, as selected by the Borrower’s Representative in the applicable Notice for Request for Advance or Continuation Notice (i) initially, commencing on the Borrowing Date or Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) of this definition, end on the last Business Day of a calendar month;  and (c) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date.

“INTEREST RATE” means the sum of Adjusted LIBOR Rate plus 12.50% per annum.

“INTEREST RATE DETERMINATION DATE” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“LENDER” means (i) prior to the Amendment No. 5 Effective Date, Medical Provider Financial Corporation I, a Nevada corporation and (ii) on and after the Amendment No. 5 Effective Date, SPCP Group IV, LLC, a Delaware limited liability company and SPCP Group LLC, a Delaware limited liability company, and, in each case, if either shall decide to assign all or any portion of the Obligations, such term shall include any assignee(s) of such Lender.

“LENDER AGENT” means Silver Point Finance, LLC, a Delaware limited liability company, and its successors and assigns.

“LIBOR LOANS” means Loans bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“LOAN” means a Working Capital Facility Loan.

“NOTICE OF REQUEST FOR ADVANCE” means a notice delivered to Lender by Borrower’s Representative requesting a Loan, in substantially the same form of Exhibit “B” attached hereto.

“PARTICIPATION AGREEMENT” means that certain Participation Agreement dated as of April 13, 2010 among Lender, KPC Resolution Company, LLC and Silver Point Finance, LLC as participation agent.

“PRIME RATE” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least seventy five percent (75%) of the nation’s thirty (30) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“RESERVE PERIOD” means the period beginning on the date hereof and ending on the date, if any, that the post-closing condition contained in Section 13(c) of the Omnibus Amendment is satisfied.

“REVOLVING FACILITY” means the revolving line of credit facility to be made available by Lender to Borrowers pursuant to this Agreement in an aggregate amount not to exceed the Working Capital Facility Commitment.

“STATED MATURITY DATE” means April 13, 2013.

“$10.7 MILLION CREDIT AGREEMENT” means that certain Credit Agreement ($10,700,000 Facility) dated as of the date hereof by and among Borrowers, Credit Parties, Guarantors and Medical Provider Financial Corporation III, a Nevada corporation (an affiliate of Lender), pursuant to which Medical Provider Financial Corporation III (or its successors and assigns, as applicable) is providing to Borrowers for the benefit of Borrowers and the Credit Parties and the Guarantors named therein a $10,700,000 term loan, as may be amended, supplemented or otherwise modified and in effect from time to time.

“UNUSED COMMITMENT FEE” means, for any day, an amount equal to 0.50% per annum of the average daily difference between (a) the Working Capital Facility Commitment on such day and (b) the outstanding principal amount of the Working Capital Facility Loans on such day.

“VOTING STOCK” means, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees (as applicable) of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“WORKING CAPITAL FACILITY COMMITMENT” means the commitment of the Lender to make or otherwise fund any Working Capital Facility Loans.  The amount of the Lender’s Working Capital Facility Commitment as of the Closing Date was $50,000,000 and as of the Amendment No. 5 Effective Date is $10,000,000.

“WORKING CAPITAL FACILITY LOAN” means a Loan made by the Lender to the Borrowers pursuant to Section 2.1.

“YIELD MAINTENANCE” means an amount equal to the future value at the last day of the Term, discounted to the present value as of the later of the Termination Date or the date of prepayment using the most recently published asked yield to maturity as quoted in the Wall Street Journal for the United States Treasury Notes or Bills with a maturity date closest to the last day of the Term of the product of:  (A) the all in effective yield (measured as a percentage per annum) on the Revolving Facility for the six months prior to the Termination Date; (B) the aggregate of the Working Capital Facility Commitments; and (C) the quotient of (i) the number of months remaining in the Term, and (ii) twelve.

3.04.  Revolving Facility.  Section 2.1 of the $50,000,000 Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.1.  REVOLVING FACILITY.

During the Term, subject to the terms and conditions hereof, the Lender agrees to make Loans to the Borrowers in an aggregate amount up to but not exceeding the Lender’s Working Capital Facility Commitment; provided that (i) after giving effect to the making of any Working Capital Facility Loans, in no event shall the aggregate principal amount of all outstanding Working Capital Facility Loans exceed $10,000,000 and (ii) during the Reserve Period after giving effect to the making of any Working Capital Facility Loans, in no event shall the aggregate principal amount of all outstanding Working Capital Facility Loans exceed $9,000,000.  Amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed during the Term. The Lender’s Working Capital Facility Commitment shall expire on the Maturity Date and all Working Capital Facility Loans and all other amounts owed hereunder with respect to the Working Capital Facility Loans and the Working Capital Facility Commitment shall be paid in full no later than such date.  So long as the Reserve Period is continuing there shall be a $1,000,000 reserve against the availability on the Working Capital Facility and the Lender shall be and hereby is authorized, upon the occurrence and continuance of an event of default under the Equipment Loan Facility or an Event of Default under the Loans, to apply (but shall not be obligated to apply) such portion of the $1,000,000 reserve to repay in full the Equipment Loan Facility and any such application of funds shall be a borrowing hereunder.”

3.05.  Interest.  Section 2.3 of the $50,000,000 Credit Agreement shall be amended and restated in its entirety to read as follows:

“Section 2.3.  INTEREST.

(a)           Each Loan shall bear interest at the applicable Interest Rate on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof; provided that the Loans will bear interest at the Alternate Interest Rate plus 12.5% if required by Section 2.16.

(b)           The Interest Period with respect to any Loan shall be selected by Borrower’s Representative and notified to the Lender pursuant to the applicable Notice of Request for Advance or Continuation Notice, as the case may be.  In the event Borrower’s Representative fails to specify the Interest Period for any Loan in the applicable Notice of Request for Advance or Continuation Notice, Borrower’s Representative shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m. (Las Vegas time) on each Interest Rate Determination Date, the Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower’s Representative.

(c)           Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) on the Maturity Date.

(d)           Company shall deliver a Continuation Notice to the Lender no later than 10:00 a.m. (Las Vegas time) at least three Business Days in advance of the proposed continuation date.  Except as otherwise provided herein, a Continuation Notice for continuation of any Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower’s Representative shall be bound to effect a continuation in accordance herewith.”

3.06.  Disbursements; Notice of Request for Advance.  Section 2.4 of the $50,000,000 Credit Agreement is hereby amended as follows:

(a)           Section 2.4(a) is hereby amended by replacing “Advance” in each instance it is used with “Loan”.

(b)           The first sentence of Section 2.4(a) is hereby amended by:

(i)           replacing “three (3) Business Days” with “five (5) Business Days”;

(ii)          amending and restating clause (ii) in its entirety to read as follows:

“(ii) specify the initial Interest Period to be applicable to such Loan, which shall be a period contemplated by the definition of the term “Interest Period,”

; and

(iii)           amending and restating clause (v) in its entirety to read as follows:

“(v)  specify the appropriate Borrower’s account(s) as set forth on Disclosure Schedule 2.4 to which such Loan shall be disbursed.”

(c)           The second sentence of Section 2.4(a) is hereby deleted in its entirety.

(d)           Section 2.4(b) is hereby amended and restated to read in its entirety as follows:

“(b)           [intentionally omitted]”

3.07.  Promise to Pay; Manner of Payment.  The second sentence of Section 2.6 of the $50,000,000 Credit Agreement is hereby amended by replacing “Advances” where it appears therein with “Loans”.

3.08.  Repayment of Excess Advances.  Section 2.7 of the $50,000,000 Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.7  REPAYMENT OF LOANS IN EXCESS OF COMMITMENTS.

If at any time the outstanding principal balance of the Working Capital Facility Loans exceed the Working Capital Facility Commitment, the Borrowers shall prepay the Working Capital Facility Loans in an amount equal to such excess.”

3.09.  Mandatory Prepayments.  Section 2.9 of the $50,000,000 Credit Agreement is hereby amended as follows:

(a)           Clause (a) is hereby amended and restated in its entirety to read as follows:

“(a)  no later than the first Business Day following the date of a Change of Control, the Borrowers shall prepay the Loans and all other Obligations in full in cash, together with all accrued and unpaid interest thereon to the date of prepayment and any and all other amounts owing to the Lender; ”

(b)           Clause (b) is hereby amended by adding the following new sentence at the end thereof:

“Prepayments made pursuant to this Section 2.9(b) shall be applied to the outstanding Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and”

(c)           The following new clauses (c) and (d) shall be added immediately after the existing clause (b):

“(c)           on the date of availability of any A/R Financing executed by the Borrowers as contemplated by Section 1.17 of the $80,000,000 Credit Agreement, the Borrowers shall prepay the Working Capital Facility Loans and all accrued and unpaid interest and fees thereon in an aggregate amount equal to the outstanding balances thereof on such date and upon such prepayment the Working Capital Facility Commitment shall automatically terminate.

(d)            after giving effect to any prior application of funds to prepay the Loans under the $10.7 Million Credit Agreement and the $35,000,000 non-revolving line of credit loan (made pursuant to the $80 Million Credit Agreement) required on such date, immediately upon receipt by Borrowers or Credit Parties of any payment or reimbursement of enhanced federal matching funds, net of: provider fees, pledged funds due to the California Health Foundation & Trust and estimated federal and state taxes on such net funds (assuming a marginal blended tax rate of 40%) received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments), Borrowers shall prepay the Working Capital Facility Loans, and the Working Capital Facility Commitment shall be permanently reduced, in an amount equal to 65% of such payment or reimbursement up to an annual aggregate prepayment equal to $25,000,000.”

3.10.  Prepayment of $45,000,000 Real Estate Term Loan.  Section 2.10 of the $50,000,000 Credit Agreement is hereby amended by deleting “by Medical Provider Financial Corporation I (as lender)” therefrom.

3.11.  Payments by Lender.  Section 2.11 of the $50,000,000 Credit Agreement is hereby amended by replacing “an Advance” where it appears therein with “a Loan”.

3.12.  Collateral Administration.  Section 2.13(b) of the $50,000,000 Credit Agreement is hereby amended by deleting the second sentence thereof.

3.13.  Evidence of Loan.  Section 2.15(c) of the $50,000,000 Credit Agreement is hereby amended by replacing “Advances” where it appears therein with “Loans”.

3.14.  Making or Maintaining Loans.  The following new Section 2.16 shall be added immediately after Section 2.15:

“2.16.       MAKING OR MAINTAINING LOANS

(a)           Inability to Determine Adjusted LIBOR Rate.  In the event that the Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans that, by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Loans on the basis provided for in the definition of Adjusted LIBOR Rate, the Lender shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower’s Representative of such determination, whereupon (i) any Loan made on and after the date of such determination shall be Alternate Rate Loans  bearing interest at the Alternate Interest Rate plus 12.5% per annum until such time as the Lender notifies Borrower’s Representative that the circumstances giving rise to such notice no longer exist, and (ii) any Continuation Notice given by Borrower’s Representative with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower’s Representative.

(b)           Illegality or Impracticability of LIBOR Loans.  In the event that on any date the Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower’s Representative) that the making, maintaining or continuation of its Loans (i) has become unlawful as a result of compliance by the Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lender in that market, then, and in any such event, the Lender shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower’s Representative of such determination.  Thereafter (1) the obligation of the Lender to make Loans based on the Adjusted LIBOR Rate shall be suspended until such notice shall be withdrawn by the Lender, (2) to the extent such determination by the Lender relates to a Loan then being requested by Borrower’s Representative pursuant to a Notice for Request for Advance or a Continuation Notice, the Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) an Alternate Rate Loan, (3) the Lender’s obligation to maintain its outstanding LIBOR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Alternate Rate Loans on the date of such termination.  Borrower’s Representative shall pay accrued interest on the amount so converted and all amounts due under Section 2.16(c) in accordance with the terms thereof due to such conversion.  Notwithstanding the foregoing, to the extent a determination by the Lender as described above relates to a LIBOR Loan then being requested by Borrower’s Representative pursuant to a Notice of Request for Advance or a Continuation Notice, Company shall have the option, subject to the provisions of Section 2.16(c), to rescind such Notice of Request for Advance or Continuation Notice by giving notice (by telefacsimile or by telephone confirmed in writing) to the Lender of such rescission on the date on which the Lender gives notice of its determination as described above.

(c)           Compensation for Breakage or Non Commencement of Interest Periods.  Borrower’s Representative shall compensate the Lender, upon written request by the Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by the Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by the Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which the Lender may sustain: (i) if for any reason (other than a default by the Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Request for Advance or a telephonic request for borrowing, or a continuation of any LIBOR Loan does not occur on a date specified therefor in a Continuation Notice or a telephonic request for continuation; (ii) if any prepayment or other principal payment of any of its LIBOR Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower’s Representative.

(d)           Booking of LIBOR Loans.  The Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of the Lender.

(e)           Assumptions Concerning Funding of LIBOR Loans.  Calculation of all amounts payable to the Lender under this Section 2.16 shall be made as though the Lender had actually funded each of the relevant LIBOR Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of the Lender to a domestic office of the Lender in the United States of America; provided, however, the Lender may fund the LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.16.”

3.15.  Computation of Interest; Lawful Limits.  Section 3.4 of the $50,000,000 Credit Agreement is hereby amended by adding the following new sentence immediately after the end of the first sentence thereof and immediately before the beginning of the second sentence thereof:

“In computing the interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded, provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.”

3.16.  Additional Conditions Precedent to Funding Advances.  Section 4.2 of the $50,000,000 Credit Agreement is hereby amended as follows:

(a)           The portion of the first sentence of Section 4.2 immediately prior to clause (a) thereof is hereby amended and restated to read in its entirety as follows:

“The obligations of Lender to fund any Advance or Loan (including the Initial Advance) to Borrowers shall be subject to the following further conditions precedent:”

(b)           Section 4.2(b) is hereby amended and restated to read in its entirety as follows:

“(b)           Additional Conditions Precedent to Funding Loans.  Lender shall not be obligated to fund any Loan to Borrowers on the Closing Date or on any other date if:

(i)           Any representation or warranty by any Borrower or by any Credit Party or by any Guarantor contained (1) herein, or (2) in any other Loan Document, or (3) in the $80 Million Credit Agreement, or (4) in the $10.7 Million Credit Agreement, or (5) in any document or instrument executed or presented in connection with the $80 Million Credit Agreement or $10.7 Million Agreement, is untrue, incorrect, incomplete (to the extent such representation or warranty purports to be complete) or inaccurate in any material respect as of such date;

(ii)           Any Default or Event of Default has occurred and is continuing under this Agreement, the $80 Million Credit Agreement or the $10.7 Million Credit Agreement or would result after giving effect to such Loan;

(iii)
KPC Resolution Company, LLC, a California limited liability company, does not consent to the funding of such Loan or, as of the Borrowing Date for such Loan, has not funded its participated amount with respect to such Loan pursuant to the terms of the Participation Agreement; or

(iv)	Any event or circumstance shall have occurred that has or reasonably could be expected by the Lender to have a Material Adverse Effect.

The request by Borrower’s Representative that Lender fund a Loan on any date shall in each event be deemed to constitute, as of the date thereof, (A) a representation and warranty by all Borrowers and all Credit Parties that the conditions precedent in this Section 4.2 (Further Conditions Precedent to Making Loans, etc.) to which it is a party or to which it is a signatory have been satisfied, and (B) a reaffirmation by each Borrower and by each Credit Party of their respective obligations under the Loan Documents.”

3.17.  Representations and Warranties; Solvency.  Section 5.20 of the $50,000,000 Credit Agreement is hereby amended by replacing “Advances” where it appears therein with “Loans”.

3.18.  Representations and Warranties; Accounts.  Section 5.22 of the $50,000,000 Credit Agreement is hereby amended as follows:

(a)            Section 5.22 is hereby amended by deleting “In determining which Accounts are Eligible Receivables,”.

(b)           Clause (j) is hereby amended by deleting “pursuant to the procedure described in the definition of Eligible Receivables hereof”.

3.19.  Representations and Warranties; Survival.  Section 5.24 of the $50,000,000 Credit Agreement is hereby amended by replacing “Advances” where it appears therein with “Loans”.

3.20.  Affirmative Covenants; Insurance.  The last sentence of Section 6.4(a) of the $50,000,000 Credit Agreement is hereby amended and restated to read in its entirety as follows:

“All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be deemed to be a Working Capital Facility Loan hereunder, shall be payable on demand by Borrowers to Lender, shall be additional Obligations hereunder secured by the Collateral, and shall bear interest at the Default Rate until paid in full to Lender.”

3.21.  Affirmative Covenants; Use of Proceeds.  Section 6.22 of the $50,000,000 Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.22           USE OF PROCEEDS.

The proceeds of the Working Capital Facility Loans will be used only for working capital and general corporate purposes of the Borrowers.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or a violation of the Securities Exchange Act of 1934.”

3.22.  Events of Default.  Clause (A) of the last paragraph of Section 8.1 of the $50,000,000 Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(A) terminate its Working Capital Facility Commitment, whereupon the same shall automatically terminate, and/or”

3.23  Rights and Remedies.  Section 9.1 of the $50,000,000 Credit Agreement is hereby amended as follows:

(a)  Clause (viii) of the first sentence of Section 9.1(b) is hereby amended by replacing “Facility Cap” where it appears therein with “Working Capital Facility Commitment”.

(b)  Section 9.1(c) is hereby amended by replacing “Advances” where it appears therein with “Loans”.

3.24.  Delay; No Waiver of Defaults.  The last sentence of Section 10.2 of the $50,000,000 Credit Agreement is hereby amended by replacing “Advances” where it appears therein with “Loans”.

3.25.  Termination and Closing Date.  The first sentence of Section 11.1(a) of the $50,000,000 Credit Agreement is hereby amended by replacing “Advances” where it appears therein with “Loans”.

3.26.  Survival.  The first sentence of Section 11.2 of the $50,000,000 Credit Agreement is hereby amended by replacing “Advances” where it appears therein with “Loans”.

3.27.  Amendments and Waivers.  Section 12.2 of the $50,000,000 Credit Agreement is hereby amended as follows:

(a) Section 12.2(b) is hereby amended by replacing “Facility Cap” where it appears therein with “Working Capital Facility Commitment”.

(b)  Section 12.2(c) is hereby amended by replacing “Commitment” where it appears therein with “Revolving Facility”.

“(d)           Lender Voting.  In addition to the terms set forth in the foregoing clauses (a) through (c) of this Section 12.2, if at any time there is more than one Lender hereunder, no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower or Credit Party therefrom, shall in any event be effective without the written concurrence of one or more Lenders having or holding the Loans representing more than fifty percent (50%) of the aggregate outstanding principal amount of the Loans.”

3.28.  Assignments.  Article XII of the $50,000,000 Credit Agreement is hereby amended by adding the following new Section 12.21 immediately after existing Section 12.20:

“12.21.    ASSIGNMENT AND PARTICIPATIONS

(a)           Assignment to Qualified Assignee.  Subject to the terms of this Section 12.21 (Assignment and Participations), Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, any of the Loans, the Commitments or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall:  (i) require the execution of an assignment agreement in form and content reasonably satisfactory to, and acknowledged by, Lender; and (ii) be conditioned on such assignee representing to Lender that it is purchasing the applicable Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof.  In the case of an assignment by Lender under this Section 12.21(a) (Assignment to Qualified Assignee), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as Lender hereunder.  The original Lender shall be relieved of its obligations hereunder with respect to the Commitment or assigned portion thereof from and after the date of such assignment.  Borrowers and Credit Parties and Guarantors hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender.” In the event Lender assigns or otherwise transfers all or any part of the Obligations, Lender shall so notify Borrowers and Credit Parties and Guarantors shall, upon the request of Lender, execute one or more new notes in exchange for any of the Notes (upon the same terms), if any, being assigned.  Notwithstanding the foregoing provisions of this Section 12.21(a) (Assignment to Qualified Assignee), Lender may at any time pledge the Obligations held by it and Lender’s rights under this Agreement and the other Loan Documents to a financial institution.

(b)           Participations.  Any participations by Lender of all or any part of the Commitment shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participations, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Solely for purposes of Section 2.16 (Making or Maintaining Loans) and Section 6.24 (Taxes and Other Charges), Borrowers and Credit Parties and Guarantors acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant (in each case subject to the terms and conditions in such Sections applicable to Lender) and the participant shall be considered to be a “Lender.”  The Borrowers and Credit Parties and Guarantors further consent to the voting provisions set forth in Section 3 of the Participation Agreement.

(c)           Cooperation to Effect Assignments and Participations.  Borrowers and Credit Parties shall assist Lender under this Section 12.21 (Assignment and Participations) as reasonably required to enable Lender to effectuate any such assignment or participations, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Lender, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.  Borrowers and Credit Parties shall certify the correctness, completeness and accuracy, in all material respects of all descriptions of Borrowers and Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

(e)           Disclosures by Lender.  Lender may furnish any information concerning Borrowers and the Credit Parties in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants); provided that Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.10 (Confidentiality).”

3.29.           Lender Agent.  Article 12 of the $50,000,000 Credit Agreement is hereby amended by adding the provisions set forth in Exhibit A to this Omnibus Amendment as new Section 12.21 immediately following existing Section 12.20.

3.30.  Option to Extend Maturity Date.  Article XV of the $50,000,000 Credit Agreement is hereby deleted in its entirety.

3.31.  Annex A; Financial Covenants.  Annex A to the $50,000,000 Credit Agreement is hereby amended as follows:

(a)           Section 2 is hereby amended and restated to read in its entirety as follows:

“2)  MINIMUM EBITDA

For (i) the Test Period ending June 30, 2010, EBITDA shall not be less than $17,500,000, (ii) the Test Period ending September 30, 2010, EBITDA shall not be less than $10,000,000, (iv) the Test Period ending December 31, 2010, EBITDA shall not be less than $17,500,000 and (v) for each Test Period after the Test Period ending December 31, 2010, EBITDA shall not be less than $20,000,000.”

(b)           Section 4 is hereby deleted in its entirety.

(c)           The definition of “EBITDA” is hereby amended and restated to read in its entirety as follows:

““EBITDA” shall mean, for any period, the sum, without duplication, of the following for each Borrower collectively on a consolidated basis: Net Income, plus (a) Interest Expenses, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, and (g) the portion of lease payments paid by Borrower to PCHI in respect of lease payments which are attributable to interest minus (a) gains from any sale of assets, other than sales in the ordinary course of business, (b) other extraordinary or non-recurring gains and (c) to the extent included in Net Income, any payment or reimbursement of federal matching funds received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments), in each case determined in accordance with GAAP.”

(d)           The definition of “TEST PERIOD” is hereby amended and restated to read in its entirety as follows:

““Test Period” shall mean, with respect to each fiscal quarter beginning with fiscal quarter ending June 30, 2010, the four most recent fiscal quarters then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.”

3.32.  Annex C; Cash Management System.  Section 3 of Annex C to the $50,000,000 Credit Agreement is hereby amended by replacing “Advances” where it appears therein with “Loans”.

SECTION 4.  AMENDMENTS TO THE $10,700,000 CREDIT AGREEMENT.  Subject to the satisfaction of the conditions precedent specified in Section 12 below, but effective as of the date hereof, the $10,700,000 Credit Agreement shall be amended as follows:

4.01.  References Generally.  References in the $10,700,000 Credit Agreement (including references to the $10,700,000 Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the $10,700,000 Credit Agreement as amended hereby.

4.02.  Definitions.  Annex A of the $10,700,000 Credit Agreement shall be amended by amending the following definitions (to the extent already included in said Annex A) and adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Annex A):

“AMENDMENT NO. 2 EFFECTIVE DATE” means April 13, 2010.

“A/R FINANCING” has the meaning assigned to such term in the $80,000,000 Credit Agreement.

“A/R LENDER” has the meaning assigned to such term in the $80,000,000 Credit Agreement.

“CHANGE OF CONTROL” means that any of the following have occurred:  (a) Kali P. Chaudhuri, M.D. and his Affiliates no longer beneficially own a majority of the outstanding shares (and/or securities readily convertible into or exercisable for shares) of Voting Stock on a fully diluted basis of IHHI; or (b) during any period of twelve (12) consecutive calendar months, Persons who at the beginning of such period constituted the majority of the board of directors of any Borrower or the majority of the managers of PCHI (together with any new Person whose nomination or election or appointment was approved by the required vote of the shareholders or members) cease for any reason (other than death or personal disability) to constitute a majority of the board of directors of any Borrower or the majority of the managers of PCHI; or (c) IHHI ceases to own, directly or indirectly, and control, all (100%) of the Stock of WMC-A, WMC-SA, Chapman and Coastal; or (d) Kenneth K. Westbrook ceases to be Chief Executive Officer or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal, and a replacement Chief Executive Officer acceptable to Lender in its sole discretion is not employed by the applicable Borrower within thirty (30) calendar days after the date that Kenneth K. Westbrook is no longer Chief Executive Office or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal; (e) Ganesha ceases to own, directly or indirectly, at least 49% of the membership interests of PCHI or any other Person (other than any entity the shareholders and shareholdings of which are substantially the same as the non-Ganesha shareholders and shareholdings of PCHI on the Amendment No. 2 Effective Date) and its Affiliates owns, directly or indirectly, a greater percentage of membership interests of PCHI than Ganesha; or (f) Kali P. Chaudhuri, M.D. ceases to own, directly or indirectly, a majority of the outstanding Voting Stock of Ganesha.  Notwithstanding the foregoing, a Change of Control shall not occur as a result of the exercise by Kali P. Chaudhuri, M.D., SPCP Group IV, LLC, SPCP Group, LLC or their respective Affiliates or designees or assigns of the warrants issued by IHHI to Kali P. Chaudhuri, M.D., KPC Resolution Company, LLC (so long as it is controlled by Kali P. Chaudhuri, M.D.), SPCP Group IV, LLC, and SPCP Group, LLC or their respective designees or assigns on the Amendment No. 2 Effective Date.

“$50,000,000 REVOLVING CREDIT AGREEMENT” means that certain $50,000,000 Revolving Credit Agreement of event date herewith, executed by Borrowers, as borrowers, and Medical Provider Financial Corporation I, as Lender, as may be amended, supplemented or otherwise modified and in effect from time to time.

“INTEREST RATE” means with respect to the $10,700,000 Convertible Term Loan, simple interest shall be charged at the per annum fixed rate of 14.5%.

“LENDER” means (i) prior to the Amendment No. 2 Effective Date, Medical Provider Financial Corporation III, a Nevada corporation and (ii) on and after the Amendment No. 2 Effective Date, SPCP Group IV, LLC, a Delaware limited liability company and SPCP Group LLC, a Delaware limited liability company and, in each case, if either shall decide to assign all or any portion of the Obligations, such term shall include any assignee(s) of such Lender.

“LENDER AGENT” means Silver Point Finance, LLC, a Delaware limited liability company, and its successors and assigns.

“NEW $80,000,000 CREDIT AGREEMENT” has the meaning set forth in the Recitals to this Agreement, as the New $80,000,000 Credit Agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“PARTICIPATION AGREEMENT” means that certain Participation Agreement dated as of April 13, 2010 among Lender, KPC Resolution Company, LLC and Silver Point Finance, LLC, as participation agent.

“SECOND LIEN COLLATERAL” has the meaning assigned to such term in the $80,000,000 Credit Agreement.

“STATED MATURITY DATE” means April 13, 2013.

“VOTING STOCK” means, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees (as applicable) of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

4.03.  $10,700,000 Convertible Term Loan.  Section 1.3(c) of the $10,700,000 Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c)  At any time and from time to time, Lender shall have the right to sell, assign, transfer and convey its interest in the $10,700,000 Convertible Term Note and Lender’s interest in the other Loan Documents (insofar as the same pertain to the $10,700,000 Convertible Term Loan) to any Person.  Any such sale must be in compliance with Applicable Laws.”

4.04.  Prepayments; Mandatory Prepayments.  Section 1.4(b) of the $10,700,000 Credit Agreement is hereby amended by adding the following new sentence immediately after the last sentence thereof:

“Mandatory Prepayments.  Notwithstanding the foregoing, (i) immediately upon receipt by Borrowers or Credit Parties of any cash proceeds of any sale or other disposition of any Collateral, Borrowers shall prepay the Loan in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) an appropriate reserve for income taxes; and (ii) immediately upon receipt by Borrowers or Credit Parties of any payment or reimbursement of enhanced federal matching funds, net of: provider fees, pledged funds due to the California Health Foundation & Trust and estimated federal and state taxes on such net funds (assuming a marginal blended tax rate of 40%) received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments), Borrowers shall prepay the Loans in an amount equal 65% of such payment or reimbursement up to an annual aggregate prepayment equal to $25,000,000.  Any prepayment pursuant to clause (i) of the immediately foregoing sentence shall be applied in accordance with Section 1.4(c) (Application of Prepayments).  The following shall not be subject to mandatory prepayment under this subsection:  (1) proceeds of sales of Inventory in the ordinary course of business; (2) proceeds of collection of Accounts in the ordinary course of business (except as otherwise set forth herein); and (3) proceeds of sales of Equipment and other personal property in the ordinary course of business so long as such Equipment and other personal property is replaced (if necessary in the exercise of prudent business judgment) by Equipment and other personal property of equal or greater value or utility.”

4.05.  Interest; Payments; Principal on the Loan.  Section 1.5 of the $10,700,000 Credit Agreement is hereby amended follows:

(a)  Section 1.5(b) is hereby amended and restated to read in its entirety as follows:

“(b)           Principal on the Loans.  The Borrowers hereby unconditionally promises to pay the unpaid principal amount of the Loans on the Maturity Date.”

(b)  Section 1.5(f) is hereby amended and restated to read in its entirety as follows:

“(f)           Payment to Lender’s Account.  All payments by Borrowers to Lender hereunder shall be made to the following deposit account unless and until Lender directs otherwise:

Bankers Trust
ABA: 021-001-033
A/C Name: Global Loan Services
A/C #: 99907998
Ref: IHHI”

4.06.  A/R Financing.  Article 1 of the $10,700,000 Credit Agreement is hereby amended by adding the following new Section 1.17 immediately after the existing section 1.16:

“1.17  A/R Financing.  In the event that Borrowers obtain A/R Financing, Lender shall promptly take such action and execute any such documents as may be reasonably requested by Borrowers and at Borrowers’ expense to grant a prior Lien to the A/R Lender in respect of the Second Lien Collateral so long as:

(i)           the Borrowers repay in full the outstanding principal balance of and any and all accrued and unpaid interest and fees on the Working Capital Facility (as defined in the $50,000,000 Revolving Credit Agreement) and the $35,000,000 Non-Revolving Line of Credit Loan on the date such A/R Financing becomes effective; and

(iii)           an intercreditor agreement reasonably acceptable to Lender is entered into between Lender and the A/R Lender, which intercreditor agreement shall become effective upon the execution of the A/R Financing.

If at any time such A/R Financing terminates, Lender shall immediately and automatically have a first lien on the Second Lien Collateral and the Borrowers shall execute any and all agreements or documents and make any and all filings as requested by Lender in order to give effect thereto.”

4.07.   Participations.  Section 9.1(b) of the $10,700,000 Credit Agreement is hereby amended by adding the following new sentence immediately after the last sentence thereof:

“The Borrowers and Credit Parties and Guarantors further consent to the voting provisions set forth in Section 3 of the Participation Agreement.”

4.08.   Voting.  Section 11.2 of the $10,700,000 Credit Agreement is hereby amended by adding the following new clause (d) immediately after existing clause (c) thereof:

“(d)     Lender Voting.  In addition to the terms set forth in the foregoing clauses (a) through (c) of this Section 11.2, if at any time there is more than one Lender hereunder, no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower or Credit Party therefrom, shall in any event be effective without the written concurrence of one or more Lenders having or holding the Loan representing more than fifty percent (50%) of the aggregate outstanding principal amount the Loan.”

4.09.           Lender Agent.  Article 11 of the $10,700,000 Credit Agreement is hereby amended by adding the provisions set forth in Exhibit A to this Omnibus Amendment as new Section 11.21 immediately following existing Section 11.20.

SECTION 5.   SECURITY AGREEMENT AMENDMENTS.  Subject to the satisfaction of the conditions precedent specified in Section 12 below, but effective as of the date hereof, the Security Agreements executed in connection with the Credit Agreements are hereby amended as follows:
5.01.  References Generally.  References in each Security Agreement executed in connection with the Credit Agreements (including references to such Security Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to such Security Agreement as amended hereby.

5.02.   $80,000,000 Security Agreement.  The Security Agreement executed in connection with the $80,000,000 Credit Agreement (the “$80,000,000 Security Agreement”) is hereby amended as follows:

(a)      The first sentence of Section 2 of the $80,000,000 Security Agreement is hereby amended by deleting “(junior and subordinate only to the Liens of the $50,000,000 Deeds of Trust and other documents and instruments made in connection with the $50,000,000 Revolving Facility)” therefrom.

(b)      The definition of “Payment Intangibles” set forth in Section 2 of the $80,000,000 Security Agreement is hereby amended by adding the following new sentence immediately after the last sentence thereof:

“For the avoidance of doubt, “Payment Intangibles” shall include without limitation any payment or reimbursement enhanced federal matching funds, net of: provider fees, pledged funds due to the California Health Foundation & Trust and estimated federal and state taxes on such net funds (assuming a marginal blended tax rate of 40%) received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments) received or to be received by any Debtor.”

5.03   $50,000,000 Security Agreement.  The definition of “Payment Intangibles” set forth in Section 2 of the Security Agreement executed in connection with the $50,000,000 Credit Agreement is hereby amended by adding the following new sentence immediately after the last thereof:

“For the avoidance of doubt, “Payment Intangibles” shall include without limitation any payment or reimbursement enhanced federal matching funds, net of: provider fees, pledged funds due to the California Health Foundation & Trust and estimated federal and state taxes on such net funds (assuming a marginal blended tax rate of 40%) received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments) received or to be received by any Debtor.”

5.04.   $10,700,000 Security Agreement.  The Security Agreement executed in connection with the $10,700,000 Credit Agreement (the “$10,700,000 Security Agreement”) is hereby amended as follows

(a)       The first sentence of Section 2 of the $10,700,000 Security Agreement is hereby amended by deleting “(junior and subordinate only to the Liens of the $50,000,000 Deeds of Trust and other documents and instruments made in connection with the $50,000,000 Revolving Facility)” therefrom.

(b)       The definition of “Payment Intangibles” set forth in Section 2 of the $10,700,000 Security Agreement is hereby amended by adding the following new sentence immediately after the last sentence thereof:

“For the avoidance of doubt, “Payment Intangibles” shall include without limitation any payment or reimbursement enhanced federal matching funds, net of: provider fees, pledged funds due to the California Health Foundation & Trust and estimated federal and state taxes on such net funds (assuming a marginal blended tax rate of 40%) received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments) received or to be received by any Debtor.”

SECTION 6.  INTERCREDITOR AGREEMENT.  Subject to the satisfaction of the conditions precedent specified in Section 12 below, but effective as of the date hereof, the  Intercreditor Agreement is hereby amended as follows:

6.01.  Priority.  Section 2 of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“2.      Priority.  Notwithstanding the terms or provisions of any agreement or arrangement which the $80 Million Lender or the $10.7 Million Lender or the $50 Million Lender may now or hereafter have with their respective Borrowers or any rule of law and irrespective of (a) the time, order or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, or (b) the giving or failure to give notice of the acquisition or expected acquisition of purchase money security interests, the $80 Million Lender Obligations, the $10.7 Million Lender Obligations and the $50 Million Dollar Lender Obligations, and all security interests in the $80 Million Lender Collateral, the $10.7 Million Lender Collateral and the security interests granted by the $50 Million Borrowers to the $50 Million Lenders pursuant to the $50 Million Credit Agreement, shall be treated by the $80 Million Lender, the $10.7 Lender and the $50 Million Lender on a pari passu basis.”

6.02.  Enforcement of Security Interest.  Section 3 of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“3.       [Intentionally omitted]”

6.03.   Covenants and Warranties of the $10.7 Million Lender.  Section 4(d) of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“(d)     [intentionally omitted]”

6.04.   Covenants and Warranties of the $50 Million Lender.  Sections 5(d) of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“(d)     [intentionally omitted]”

6.05.   Effect of Bankruptcy.  Section 8(b) of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“(b)    [Intentionally omitted.]”

6.06.  No Duty to Provide Financial Accommodations.  Section 9 of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“9.      [Intentionally omitted.]”

6.07.   Waiver of Marshalling.  Section 10 of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“10.     [Intentionally omitted.]”

6.08.   Waiver.  Section 18 of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“18.
Waiver.  No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which the $80 Million Lender, the $10.7 Million Lender or the $50 Million Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies or any acquiescence in any breach or default thereunder; nor shall any waiver by $80 Million Lender, the $10.7 Million Lender or the $50 Million Lender of any breach or default by any other party hereto hereunder be deemed a waiver of any default or breach subsequently occurring.  All rights and remedies granted to the $80 Million Lender, the $10.7 Million Lender and the $50 Million Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy.  The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies with the $80 Million Lender, the $10.7 Million Lender or the $50 Million Lender may otherwise have.  Any waiver, permit, consent or approval by the parties hereto of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.”

SECTION 7.  REPRESENTATIONS AND WARRANTIES.  Each Borrower and Credit Party makes the following representations and warranties to the Lender, insofar as they relate to such Borrower, Credit Party or any of its respective subsidiaries, that:

(a)       Except for the existence of the Existing Defaults (as defined below) and after giving effect to the updated schedules contemplated by clause (f) below, the representations and warranties set forth in Article 3 of the $80,000,000 Credit Agreement (as hereby amended), Article V of the $50,000,000 Credit Agreement (as hereby amended), Article 3 of the $10,700,000 Credit Agreement (as hereby amended) and in each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Articles to “this Agreement” included reference to this Omnibus Amendment;

(b)       Except for the Existing Defaults (as defined below), no Default or Event of Default has occurred and is continuing;

(c)       Borrowers and Credit Parties have the power and authority to enter into this Omnibus Amendment and all other agreements contemplated hereby, and to do all acts and things as are required or contemplated hereunder to be done, observed or performed by the Borrowers and Credit Parties;

(d)      Each of this Omnibus Amendment and all other agreements to be executed by Borrowers and Credit Parties contemplated hereby has been duly authorized (by all necessary corporate or limited liability company action and otherwise), validly executed and delivered by Borrowers and Credit Parties and constitutes the legal, valid and binding obligation of Borrowers and Credit parties enforceable against them in accordance with its terms; and

(e)      The execution and delivery of this Omnibus Amendment and all other agreements to be executed by Borrowers and Credit Parties and contemplated hereby and Borrowers’ and Credit Parties’ performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with Borrowers’ and Credit Parties’ respective Articles of Incorporation or similar document, or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement or undertaking, to which each Borrower and Credit Party is a party or by which each Borrower or Credit Party or its assets or properties are or may become bound.

(f)       Attached hereto as Annex A are updated schedules to the $80,000,000 Credit Agreement which shall replace the corresponding existing schedules attached to the $80,000,000 Credit Agreement.  Attached hereto as Annex B are updated schedules to the $50,000,000 Credit Agreement which shall replace the corresponding existing schedules attached to the $50,000,000 Credit Agreement.  Attached hereto as Annex C are updated schedules to the $10,700,000 Credit Agreement which shall replace the corresponding existing schedules attached to the $10,700,000 Credit Agreement.

(g)      The organization chart of the Borrowers attached hereto as Annex D is true, correct and accurate as of the date hereof and contains no material omission.

(h)      On the date hereof, the aggregate amount of the liabilities and other obligations outstanding under the Equipment Loan Facility does not exceed $800,000.

SECTION 8.  CONFIRMATION OF GUARANTEE AND SECURITY INTEREST.  Each Guarantor, by its execution of this Omnibus Amendment, hereby consents to this Omnibus Amendment and confirms and ratifies that all of its obligations as a Guarantor under the Loan Documents shall continue in full force and effect for the benefit of the Lenders with respect to the Credit Agreements as amended hereby.  Each of the Borrowers and PCHI, by its execution of this Omnibus Amendment, hereby consents to this Omnibus Amendment, and confirms the security interests granted by it under each of the Loan Documents to which it is a party shall continue in full force and effect in favor of the Lender with respect to the Credit Agreements as amended hereby.  All obligations of Borrowers and Credit Parties under each Credit Agreement, as amended hereby, shall be secured by a first priority security interest and Lien (subject only to Permitted Encumbrances) and be entitled to the benefits of the Collateral Documents and Security Documents.  All Collateral Documents and Security Documents heretofore executed by the Borrowers and/or Credit Parties shall remain in full force and effect to secure the Obligations, and such Collateral Documents and Security Documents are hereby ratified and affirmed.  Nothing in this Section 8 shall limit or modify the obligations of any other guarantor of the Loans.

SECTION 9.  WAIVER.  The Borrowers and Credit Parties hereby acknowledge and agree that the Events of Default listed on Schedule 1 to this Omnibus Amendment (the “Existing Defaults”) have occurred as of the date hereof and will be continuing.  The Borrowers and Credit Parties further represent and warrant that as of the date hereof no other Defaults or Events of Default under the Loan Documents exist.  Subject to the satisfaction of the conditions precedent specified in Section 12 hereof, but effective as of the date hereof, the Lender waives the Existing Defaults. The Lender has not waived, and is not waiving, by the execution of this Omnibus Agreement, the funding of any future Loans or the acceptance of any payments under the Credit Agreements, any Default or Event of Default which may hereafter occur (whether the same or similar to the Existing Defaults or otherwise) or any Event of Default other than the Existing Defaults.  Lender further agrees not to assert that any interest, penalties or fees are due and owing by Borrowers under any of the Credit Agreements for any period prior to the date hereof (the “Retroactive Period”) or (b) to collect any interest, penalties or fees alleged to have been due and owing by Borrowers under any of the Credit Agreements for the Retroactive Period.

SECTION 10.  AGREEMENTS OF BORROWERS AND CREDIT PARTIES.  Effective as of the date hereof, each Borrower and Credit Party hereby agrees to the following:

(a)       Release.

(i)        In consideration of the agreements of Lender, KPC Resolution Company, LLC, a California limited liability company (“KPC”) and Kali P. Chaudhuri, M.D. contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower and Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, Kali P. Chaudhuri, M.D., KPC, their respective successors and assigns, and each of their affiliates, subsidiaries, predecessors, directors, officers, members, managers, partners, attorneys, employees, agents and other representatives and the existing trustees under any deed of trust securing the Loans under the Credit Agreements (Lender, Kali P. Chaudhuri, M.D., KPC, the trustees and all such other Persons being hereinafter referred to collectively as the "Releasees," and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims (including third-party claims), counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim," and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, direct or indirect, both at law and in equity, which any Borrower or Credit Party or any of their respective successors, assigns, or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises (i) at any time on or prior to the day and date of this Omnibus Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreements, as amended hereby, the other Loan Documents, this Omnibus Amendment or transactions thereunder or related thereto or the property which is the security for the Loan Documents or (ii) on account of or in any way connected with (A) Case No. SACV 09-818 DOC (RNBx) in the United States District Court for the Central District of California, Southern Division, (B) the alleged failure of any predecessor to Lender, as lender under the Credit Agreements, (“Predecessor Lender”) to fund advances of any Loans under the $50,000,000 Credit Agreement, or (C) the alleged “oversweeping” of Borrower’s accounts receivable by any Predecessor Lender.

(ii)       Each Borrower and Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(iii)      Each Borrower and Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(iv)     Each Borrower and Credit Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower pursuant to Section 10(a) of this Omnibus Amendment.  If any Borrower, Credit Party, or their respective successors, assigns, or other legal representatives violates the foregoing covenant, each Borrower and Credit Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

(v)       As to each and every Claim released hereunder, each Borrower and Credit Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

As to each and every Claim released hereunder, each Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(b)      Lockbox Arrangements.  The Borrowers and Credit Parties hereby covenant and agree to re-institute on the date hereof the lockbox arrangements as required by Section 2.5 of the $50,000,000 Credit Agreement and to comply with such requirements going forward, which lockbox arrangements shall not require the sweeping of cash except cash from government payors or upon and during the continuation of an Event of Default.

(c)       Memorandum of Understanding.  The Borrowers, Kali P. Chaudhuri, M.D. and KPC (collectively, the “MOU Parties”) are party to the Amended and Restated Memorandum of Understanding dated January 13, 2010 (the “MOU”) and each of the MOU Parties hereby acknowledges and agrees that upon the execution and delivery of this Omnibus Amendment and effective as of the date hereof (i) all terms, conditions and obligations of the MOU Parties have been satisfied in full;  no term, condition or obligation with respect to the MOU, or any failure of any party to perform such term, condition or obligation shall serve as a defense, counterclaim, or offset of the obligations of the Borrowers and Credit Parties under the Credit Agreement; (iii) the $50,000,000 Credit Agreement, the Loan Documents related thereto and all liens and security interests granted in connection therewith shall not terminate as contemplated by Section 9 of the MOU and shall remain in full force and effect as amended by this Omnibus Amendment and as may be further amended, supplemented or modified after the date hereof; (iiii) the MOU has terminated and has no further force or effect; and (iv) the Borrowers do not and will not have any claims or causes of action based on the MOU.

(e)       Early Loan Payoff Agreement.  Together with Medical Provider Financial Corporation I, Medical Provider Financial Corporation II, Medical Provider Financial Corporation III and Healthcare Financial Management & Acquisitions, Inc., the Borrowers executed that certain Early Loan Payoff Agreement dated as of July 18, 2008.  The Borrowers hereby confirm and represent and warrant that such Early Loan Payoff Agreement has expired and has no further force or effect.

(f)       Participation Agent.  The Borrowers and Credit Parties hereby acknowledge that the Lender and KPC have entered into the Participation Agreement on the date hereof and pursuant thereto the Lender and KPC have appointed Silver Point Finance, LLC as the participation agent.  Unless and until directed otherwise by the Lender, the Borrowers and Credit Parties hereby agree, and the Lender hereby directs the Borrowers and Credit Parties, to provide a copy of each Notice of Request for Advance and each other notice, statement or agreement delivered in connection with the Credit Agreements to Silver Point Finance, LLC at the following address (or such other address as directed by the Lender):

Silver Point Finance, LLC
Two Greenwich Plaza, First Floor
Greenwich, CT 06830
Attention: Thomas Banks
Email: tbanks@silverpointcapital.com
Facsimile: (203) 542-4376

; provided that the Borrowers and Credit Parties shall also send any such Notice of Request for Advance and each other notice, statement or agreement delivered in connection with the Credit Agreements to the Lender Agent at the following address (or such other address as directed by the Lender):

Silver Point Finance, LLC
Two Greenwich Plaza, First Floor
Greenwich, CT 06830
Attention: Thomas Banks
Email: tbanks@silverpointcapital.com
Facsimile: (203) 542-4376

(g)       Equipment Loan Facility.  On and after the date hereof, Borrower will not incur any additional indebtedness under the Equipment Loan Facility.

SECTION 11.  ACKNOWLEDGMENT OF INDEBTEDNESS.  Borrowers and Credit Parties hereby acknowledge, confirm and agree that as of the date hereof and prior to taking into account the funding of any Loans under the $50,000,000 Credit Agreement as amended hereby, Borrowers are indebted to Lenders in respect of: (i) the $45,000,000 Real Estate Term Loan in the aggregate outstanding principal amount of $45,000,000 plus accrued and unpaid interest; (ii) the $35,000,000 Non-Revolving Line of Credit Loan in the aggregate outstanding principal amount of $28,999,633 plus accrued and unpaid interest; (iii) the Revolving Facility in the aggregate outstanding principal amount of $0; (iv) the $10,700,000 Convertible Term Loan in an aggregate outstanding principal amount of $5,968,268 plus accrued and unpaid interest; and (v) all fees in connection with the Credit Agreements and/or any other Loan Document accrued and outstanding on the date hereof.  The $45,000,000 Real Estate Term Loan, the $35,000,000 Non-Revolving Line of Credit Loan, the Revolving Facility Loans and the $10,700,000 Convertible Term Loan, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrowers and Credit Parties to Lender, are unconditionally owing by Borrowers, without offset, defense or counterclaim of any kind, nature or description whatsoever.  The parties hereto agree that the outstanding principal balances set forth in this Section 11 reflect the agreed upon reductions on the date hereof of the outstanding principal balances of the Loans, as well as the waiver of the accrued but unpaid interest and fees as of the date hereof.  The parties hereto further agree that the current Interest Period shall start on and include that date hereof.

SECTION 12.  CONDITIONS PRECEDENT.  The amendments, waivers and agreements set forth in this Omnibus Amendment shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)       Execution.  The Lender shall have received counterparts of this Omnibus Amendment executed by each Borrower, Guarantor and Credit Party and the Lender.

(b)       Opinion of Company’s Counsel.  The Lender shall have received a favorable written opinion of (i) Lionel, Sawyer & Collins, counsel for IHHI, (ii) Reed Smith LLP, counsel for WMC-A, WMC-SA, Coastal and Chapman, (ii) Shulman Hodges & Bastian LLP, counsel for PCHI, and (iii) Rutan & Tucker, LLP, counsel for Ganesha, in each case covering the matters relating to the IHHI, WMC-A, WMC-SA, Coastal, Chapman, PCHI and Ganesha, as applicable, or this Omnibus Amendment as the Lender shall reasonably request (and each of such Borrowers and Credit Parties hereby request their respective counsel to deliver such opinion).

(c)       Corporate Documents. The Lender shall have received such documents and certificates certified by the secretary of each Borrower, Credit Party or Guarantor, as applicable, as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower, Credit Party and Guarantor, the authorization of this Omnibus Amendment and any other legal matters relating to the Borrowers, Credit Parties and Guarantors or this Agreement, all in form and substance satisfactory to the Lender and its counsel.

(d)       Lease Agreement.  The Lender and Borrowers shall have received a copy of the Second Amendment to Amended and Restated Triple Net Hospital Building Lease between PCHI and IHHI memorializing the rent to be paid under such lease in light of this Omnibus Amendment, executed and delivered by the parties thereto.

(e)       Participation Agreement.  The Lender shall have received the Participation Agreement fully executed and delivered by the parties thereto.

(f)        Account Control Agreement.  The Lender shall have received the Wells Fargo Deposit Account Control Agreement fully executed and delivered by the parties thereto.

(g)       Stock and Membership Powers.  The Lender shall have received from IHHI  for each Credit Agreement executed original counterparts of the stock power in the form of Exhibit C hereto and from Ganesha for each Credit Agreement executed original counterparts of the membership power in the form of Exhibit D hereto.

(h)       Warrants.

(i)           Cancellation of Existing Warrants and Conversion Rights.  All warrants and stock conversion rights to purchase equity securities issued by the Borrowers to MedCap or its Affiliates and existing immediately prior to the date hereof shall have been cancelled.

(ii)          Issuance of Warrants to Dr. Chaudhuri.  IHHI shall have issued warrants to Kali P. Chaudhuri, M.D. to acquire 170,000,000 shares of common stock of IHHI in substantially the form of Exhibit E.

(iii)         Issuance of Other Warrants.  IHHI shall have issued warrants to purchase up to 235,000,000 shares of common stock of IHHI, in substantially the form attached as Exhibit E, exercisable for 96,000,000 shares in favor of Silver Point or its designees, and exercisable for 139,000,000 shares in favor of KPC or its designees.

(i)        Landlord Consent and Estoppel Certificates.  The Lender shall have received a Landlord Consent and Estoppel Certificate executed by the parties thereto in form, substance and scope satisfactory to the Lender for each of the properties located at (i)  1001 N. Tustin Avenue and 1301 N. Tustin Avenue Santa Ana, California;  (ii) 1025 S. Anaheim Boulevard Anaheim, California; (iii) 2701 S. Bristol Street, 1901 N. College Avenue and 1905 N. College Avenue, Santa Ana, California; (iv)  2617 E. Chapman Avenue Orange, California; and (v) 2601 E. Chapman Avenue Orange, California.

(j)        Leasehold Deeds of Trust.  The Lender shall have received Leasehold Deeds of Trust in favor of Lender and covering each Credit Agreement, executed by the parties thereto, in form, substance and scope satisfactory to the Lender, encumbering each of the leases or subleases affecting the properties located at (i)  1001 N. Tustin Avenue and 1301 N. Tustin Avenue Santa Ana, California;  (ii) 1025 S. Anaheim Boulevard Anaheim, California; (iii) 2701 S. Bristol Street, 1901 N. College Avenue and 1905 N. College Avenue, Santa Ana, California; (iv) 2601 E. Chapman Ave., Orange, California; and (v) 2617 E. Chapman Ave., Orange, California.

(k)       Absolute Assignment of Leases and Rents with License Back.  The Lender shall have received Corrections to the Absolute Assignment of Leases and Rents with License Back ($80 Million Credit Agreement) executed by the parties thereto, in form, substance and scope satisfactory to the Lender for the properties located at (i) 1001 N. Tustin Avenue and 1301 N. Tustin Avenue Santa Ana, California and (ii)  2601 E. Chapman Avenue Orange, California.

(l)        Title Insurance.  The Lender shall have received all endorsements to the existing Title Policies for each Property, at Borrowers’ sole cost and expense, as required by the Lender in its sole discretion and the Title Company shall be irrevocably committed, at Borrower’s sole cost and expense, to issue new title insurance policies to Lender, in form, substance and scope acceptable to Lender in its sole discretion, for each of the Leasehold Deeds of Trust encumbering the properties located at (i) 1001 N. Tustin Avenue and 1301 N. Tustin Avenue Santa Ana, California;  (ii) 1025 S. Anaheim Boulevard Anaheim, California; (iii) 2701 S. Bristol Street, 1901 N. College Avenue and 1905 N. College Avenue, Santa Ana, California; (iv) 2601 E. Chapman Ave., Orange, California; and (v) 2617 E. Chapman Ave., Orange, California.

(m)      Memorandum of Intercreditor.  The Lender shall have received the Borrowers’ executed counterparts to the Memorandum of Intercreditor dated the date hereof among the Lender and Borrowers.

(n)      Fees and Expenses.  The Borrowers shall have paid in full the costs, expenses and fees at set forth in Section 11.3 of the $80,000,000 Credit Agreement, Section 12.3 of the $50,000,000 Credit Agreement and Section 11.3 of the $10,700,000 Credit Agreement.

SECTION 13.  POST CLOSING CONDITIONS.  The Borrowers hereby covenant and agree to execute and deliver the following documents within the time frames set forth below and the Borrowers and the Credit Parties agree that the failure to satisfy the requirements of this Section 13 shall constitute an Event of Default under each of the Credit Agreements:

(a)       Insurance Certificates.  The Borrowers shall deliver to the Lender within 10 days of the date hereof a certificate from Borrowers’ insurance broker with endorsements naming Silver Point Finance, LLC , for the benefit of the Lender, as additional insured and loss payee thereunder.

(b)      Termination of Mechanic’s Liens.  The Borrowers shall provide the Title Company with all documentation required by the Title Company to issue endorsements to the Lender’s title insurance policies removing the mechanics’ lien exceptions on the title insurance policies for Western Medical Center – Santa Ana, Coastal Communities Hospital and Chapman Medical Office Building, and such endorsements shall have been issued within 30 days of the date hereof.  Such documentation shall include, but not be limited to:

(i)           with respect to Western Medical Center – Santa Ana, a copy of the construction contract and budget, lien waivers from the general contractor and major sub-contractors for work completed to date and an indemnity from a financially viable indemnitor (along with audited financials of the proposed indemnitor); and

(ii)          with respect to Coastal Communities Hospital and Chapman Medical Office Building, information regarding the nature of the work and the date on which such work was completed, and to the extent work was completed less than one hundred twenty days prior to the date hereof, final unconditional lien waivers from the general contractor and major sub-contractors.

(c)       Equipment Loan Facility.

(i)          Within 10 days of the date hereof, Lender shall have received from the Borrowers a copy of a letter sent by the Borrowers to the lenders under the Equipment Loan Facility notifying such lenders that the Borrowers are not entitled to incur any additional indebtedness under the Equipment Loan Facility

(ii)         Within 90 days of the date hereof, the Borrowers shall either (i) obtain amendments in form and substance satisfactory to the Lender Agent to the transaction documents governing the Equipment Loan Facility and related UCC financing statements limiting the collateral covered thereby to solely the equipment financed under such facility, (ii) obtain from the lenders under the Equipment Loan Facility a subordination agreement in favor of the Lender which subordinates the indebtedness under the Equipment Loan Facility to the Loans on terms that are satisfactory to the Lender Agent in its sole discretion or (iii) pay in full any and all amounts outstanding under the Equipment Loan Facility and cause the Equipment Loan Facility and the UCC financing statements filed in connection therewith to be terminated.

SECTION 14.  OPTION AND STANDSTILL AGREEMENT.  Together with Medical Provider Financial Corporation I, Medical Provider Financial Corporation II, Medical Provider Financial Corporation III, Kali P. Chaudhuri, M.D. executed that certain Option and Standstill Agreement dated as of July 18, 2008.  Kali P. Chaudhuri, M.D. hereby confirms that such Option and Standstill Agreement has expired and has no further force or effect.

SECTION 15.  $10,700,000 CONVERTIBLE TERM NOTE.  Borrowers and Lender hereby agree that the provisions of Section 2 of the $10,700,000 Convertible Term Note permitting Lender to convert all or any part of the principal amount of the $10,700,000 Convertible Term Note, and the accrued and unpaid interest thereon, into fully paid and nonassessable shares of voting common stock of IHHI, and any provisions of the $10,700,000 Convertible Term Note related thereto, are hereby terminated and shall have no further force or effect.

SECTION 16.  ACCREDITED INVESTOR.  Each of the Silver Point and KPC hereby represent and warrant to the Borrowers as to itself that it is an “accredited investor” (as defined in Rule 501 under the Securities Act of 1933, as amended).

SECTION 17.  NO FURTHER AMENDMENTS.  Except for the amendments set forth herein or otherwise set forth in any agreement signed by Lender and dated the date hereof, the text of each Credit Agreement shall remain unchanged and in full force and effect.  No waiver by Lender under any Credit Agreement is granted or intended and Lender expressly reserves the right to require strict compliance with the terms of the Credit Agreements.  The waivers and amendments agreed to herein shall not constitute or evidence a course of dealing at variance with the Credit Agreements such as to require further notice by Lender to require strict compliance with the terms of the Credit Agreements in the future.  The Borrowers and Credit Parties confirm and agree that this Omnibus Amendment shall constitute a Loan Document under each Credit Agreement.

SECTION 18.  MISCELLANEOUS.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.  This Omnibus Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Omnibus Amendment by signing any such counterpart.  This Omnibus Amendment shall be governed by, and construed in accordance with, the law of the State of Nevada.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to Credit Agreement to be duly executed and delivered as of the day and year first above written.

BORROWERS:

INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

By:     /s/ Kenneth K. Westbrook
Name: Kenneth K. Westbrook
Title:  Chief Executive Officer

WMC-A, INC., a California corporation

By:     /s/ Kenneth K. Westbrook
Name: Kenneth K. Westbrook
Title:  Chief Executive Officer

WMC-SA, INC., a California corporation

By:     /s/ Kenneth K. Westbrook
Name: Kenneth K. Westbrook
Title:  Chief Executive Officer

COASTAL COMMUNITIES HOSPITAL, INC., a California corporation

By:     /s/ Kenneth K. Westbrook
Name: Kenneth K. Westbrook
Title:  Chief Executive Officer

CHAPMAN MEDICAL CENTER, INC., a California corporation

By:     /s/ Kenneth K. Westbrook
Name: Kenneth K. Westbrook
Title:  Chief Executive Officer

CREDIT PARTIES AND GUARANTORS:

PACIFIC COAST HOLDINGS INVESTMENT, LLC,
a California limited liability company

By:     /s/ Kali P. Chaudhuri, M.D.
Name:  Kali P. Chaudhuri, M.D.
Title:  Co-Manager

By:     /s/ Jacob Sweidan, M.D.
Name:  Jacob Sweidan, M.D.
Title:  Co-Manager

CREDIT PARTIES:

GANESHA REALTY, LLC, a California
limited liability company

By:     /s/ Kali P. Chaudhuri, M.D.
Name:  Kali P. Chaudhuri, M.D.
Title:  Manager

LENDERS:

SPCP GROUP IV, LLC,
a Delaware limited liability company

By: Silver Point C&I Opportunity GP, LLC

By:      /s Michael A. Gatto
Name:   Michael A. Gatto
Title:    Authorized Signatory

SPCP GROUP, LLC,
a Delaware limited liability company

By:      /s Michael A. Gatto
Name:   Michael A. Gatto
Title:    Authorized Signatory

LENDER AGENT:

SILVER POINT FINANCE, LLC,
a Delaware limited liability company

By:      /s Michael A. Gatto
Name:   Michael A. Gatto
Title:    Authorized Signatory

For purposes of Sections 10(a), 10(c), 11, 12 and 14 of this Omnibus Amendment only:

  /s/ Kali P. Chaudhuri, M.D.
Kali P. Chaudhuri, M.D.

For purposes of Sections 10(a), 10(c), 11, 12 and 16 of this Omnibus Amendment only

KPC RESOLUTION COMPANY, LLC, a
California limited liability company

By:           /s/ Kali P. Chaudhuri, M.D.
Name:  Kali P. Chaudhuri, M.D.
Title:  Manager

Exhibit A

Lender Agent Provision

Lender Agent.

(a)           Appointment of Lender Agent

.  Silver Point Finance, LLC, a Delaware limited liability company (“Silver Point”), is hereby appointed Lender Agent hereunder and under the other Loan Documents and Lender hereby authorizes Silver Point to act as its agent in each such capacity in accordance with the terms hereof.  Lender Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable.  The provisions of this section are solely for the benefit of the Lender Agent and Lender and no Borrower or Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, the Lender Agent shall act solely as an agent of Lender and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers, Credit Parties or any of their respective Subsidiaries.

(b)           Powers and Duties

.  Lender authorizes the Lender Agent to take such action on Lender’s behalf and to exercise such powers, rights and remedies and perform such duties hereunder and under the other Loan Documents as are specifically delegated or granted to the Lender Agent by the terms hereof or otherwise agreed in writing by Lender, together with such actions, powers, rights and remedies as are reasonably incidental thereto.  The Lender Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents.  The Lender Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  The Lender Agent shall not have or be deemed to have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Lender Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

(c)           Successor Agent.  The Lender Agent may assign its rights and duties as Lender Agent hereunder to an Affiliate of Silver Point without the prior written consent of, or prior written notice to, any Borrower, Credit Party or Lender; provided that the Borrowers, Credit Parties and Lender may deem and treat such assigning Lender Agent as the relevant Lender Agent for all purposes hereof, unless and until such the Lender Agent provides written notice to Borrowers, Credit Parties and Lender of such assignment.  Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as the Lender Agent hereunder and under the other Loan Documents.  In addition, with the unanimous consent of all Lenders in the event there is more than one Lender hereunder, Lender may remove the Lender Agent and appoint a successor Lender Agent without the consent of Borrowers, Credit Parties or the Lender Agent.

(d)           Lender under Security and Guaranty

.  Lender hereby further authorizes the Lender Agent, on behalf of and for the benefit of Lender, to be the agent for and representative of Lender with respect to the Guaranty, the Collateral and the Loan Documents related thereto.  With the written consent or authorization from Lender, the Lender Agent may execute any documents or instruments necessary to (i) release or subordinate any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets or for the establishment of A/R Financing by Borrowers that, in either case, is permitted by the Loan Documents and (ii) release any Guarantor from its guaranty if such release is permitted under the Loan Documents.  After the payment in full of the Obligations, the Lender Agent shall, upon request of the Borrowers and the consent of Lender (such consent not to be unreasonably withheld), take such actions as shall be required to promptly release the security interest in the Collateral and to promptly release each Guarantor from its guaranty under the Guaranty Agreements to which it is a party.

(e)           Loan Document Provisions.  For all purposes hereunder and under the other Loan Documents, any provision requiring any action, consent or vote of a “Lender” may be taken or given by the Lender Agent acting at the direction of the Lenders.

Exhibit B

Form of Continuation Notice

Silver Point Finance, LLC,
   as Lender Agent
under the below referenced Credit Agreement
Two Greenwich Plaza, First Floor
Greenwich, CT  06830

Ladies and Gentlemen:

Reference hereby is made to that certain Credit Agreement, dated as of October 9, 2007 (as amended by that certain Amendment dated June 10, 2008, that certain Amendment dated June 20, 2008, that certain Amendment No. 1 dated April 2, 2009 and that certain Acknowledgment, Waiver and Consent and Amendment to Credit Agreements dated April 2, 2009 and as may be further amended, supplemented or modified, the "Credit Agreement") entered into by and among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“IHHI”), WMC-SA, INC., a California corporation (“WMC-SA”), WMC-A, INC., a California corporation (“WMC-A”), CHAPMAN MEDICAL CENTER, INC., a California corporation (“Chapman”), COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (“Coastal” and together with IHHI, WMC-SA, WMC-A, Chapman, the “Borrowers”), PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company (“PCHI”), GANESHA REALTY, LLC, a California limited liability company (“Ganesha”), and ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company (“OC-PIN” and, together with PCHI, Ganesha and OC-PIN, the “Credit Parties” and, together with PCHI, the “Guarantors”) and SILVER POINT CAPITAL, L.P., as Lender (the “Lender”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This Continuation Notice represents the Borrowers’ request, effective as of __________, to continue an outstanding Working Capital Facility Loan in the amount of $_________ that bears interest at a rate determined by the Adjusted LIBOR Rate as a LIBOR Loan, and is a written confirmation of the telephonic notice of such election given to the Lender.

Such Loan will have an Interest Period of [1, 2, or 3] month(s) commencing on.

This Continuation Notice further confirms the Borrowers’ acceptance, for purposes of determining the rate of interest based on the Adjusted LIBOR Rate under the Credit Agreement, of the Adjusted LIBOR Rate as determined pursuant to the Credit Agreement.

Each Borrower represents and warrants that (a) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document or any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any continuation requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (b) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (c) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

Dated:

INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

By:
Name:
Title:

WMC-A, INC., a California corporation

By:
Name:
Title:

WMC-SA, INC., a California corporation

By:
Name:
Title:

COASTAL COMMUNITIES HOSPITAL, INC., a California corporation

By:
Name:
Title:

CHAPMAN MEDICAL CENTER, INC., a California corporation

By:
Name:
Title:

[Continuation Notice]

Acknowledged by:

LENDERS:

SPCP GROUP IV, LLC,
a Delaware limited liability company

By: Silver Point C&I Opportunity GP, LLC

By:___________________________
Name:
Title:

SPCP GROUP, LLC,
a Delaware limited liability company

By:___________________________
Name:
Title:

LENDER AGENT:

SILVER POINT FINANCE, LLC,
a Delaware limited liability company

By:___________________________
Name:
Title:

[Continuation Notice]

Exhibit C

Form of Stock Power

Exhibit D

Form of Membership Power

Exhibit E

Form of Warrants

Schedule 1

Existing Defaults

Annex A

Updated Schedules to $80,000,000 Credit Agreement

Annex B

Updated Schedules to $50,000,000 Credit Agreement

Annex C

Updated Schedules to $10,700,000 Credit Agreement

Annex D

Organizational Chart